Exhibit 4.1

EXECUTION VERSION

LIBERTY GLOBAL, INC.

4 1/2% CONVERTIBLE SENIOR NOTES DUE 2016

INDENTURE

DATED AS OF NOVEMBER 18, 2009

LAW DEBENTURE TRUST COMPANY OF NEW YORK

AS TRUSTEE

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INDENTURE dated as of November 18, 2009 between LIBERTY GLOBAL, INC., a Delaware corporation (“Company”), and LAW DEBENTURE TRUST COMPANY OF NEW YORK, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4 1/2% Senior Convertible Notes due 2016:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Basket Price” means, for any Make Whole Fundamental Change, the sum of (i) the product of (A) the Series A Weighting and (B) the Series A Share Price for such Make Whole Fundamental Change and (ii) the product of (A) the Series C Weighting and (B) the Series C Share Price for such Make Whole Fundamental Change.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any calendar day that is not a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated to close.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Securities” means securities that are in registered definitive form.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the shares of Series A Common Stock and the shares of Series C Common Stock.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 400 Madison Avenue, New York, New York 10017, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Cash Amount” means, for each Trading Day during an Observation Period, 2.5% of the Cash Amount.

“Daily Conversion Value” means, for each Trading Day during an Observation Period, 2.5% of the sum of (i) the Series A Parity Value for such Trading Day and (ii) the Series C Parity Value for such Trading Day.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which the shares of the Series A Common Stock or the Series C Common stock entitled to receive such issuance, dividend or distribution trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Free Trade Date” means the date that is one year after the Issue Date of the Securities.

“Freely Tradable” means, with respect to the Securities, the Series A Common Stock issuable upon conversion of the Securities and the Series C Common Stock issuable upon conversion of the Securities, that such Securities or shares of Series A Common Stock or shares of Series C Common Stock, as applicable (i) are eligible to be sold by a Person who has not been the Company’s Affiliate during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a restricted security legend and (iii) with respect to Global Securities only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary.

“Fundamental Change” means an event that shall be deemed to have occurred at such time after the Securities are originally issued that any of the following events occurs:

(1) any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of (A) more than 55% of the outstanding shares of the Series A Common Stock or more than 55% of the outstanding shares of the Series C Common Stock or (B) shares of the Company’s Capital Stock entitling such person to exercise more than 50% of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in the election of its directors, other than an acquisition by the Company or any of its subsidiaries, and other than, in the case of clause (ii), any acquisition by Permitted Holders;

(2) the Company merges or consolidates with or into any other person (other than one of its subsidiaries), any merger of another person into the Company, or any conveyance, sale, transfer or lease of all or substantially all of the Company’s assets to another person, in a transaction:

(A) pursuant to which the holders of the Series A Common Stock, Series B Common Stock and Series C Common Stock immediately prior to the transaction do not hold 50% or more of the total number of shares of common stock of the continuing or surviving corporation (or the parent thereof) immediately after such transaction, with such holders’ proportional economic ownership immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective economic ownership vis-à-vis each other with respect to the shares of Series A Common Stock, Series B Common Stock and Series C Common Stock, as applicable, that they held immediately before such transaction without regard to series; or

(B) pursuant to which any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than the Permitted Holders, beneficially owns more than 50% of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation (or the parent thereof) immediately after the transaction; or

(3) the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or

(4) a Termination of Trading.

Notwithstanding the foregoing, a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (1) and/or clause (2) above consists of shares of common stock or American Depositary Receipts in respect of common stock traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Securities become convertible into such consideration.

(a) For purposes of this definition:

(i) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act;

(ii) “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act; and

(iii) “Permitted Holders” means the Company, its subsidiaries and their respective employee benefit plans as well as the Chief Executive Officer of the Company and the members of the Board of Directors on the date the Securities are originally issued, together with their respective families, estates, and heirs, entities controlled by any of the foregoing persons and their respective charitable foundations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

“Global Security” means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Holder” or “Holders” means a Person or Persons in whose name a Security is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Issue Date” means November 18, 2009.

“Last Reported Sale Price” means, for each of the Series A Common Stock and Series C Common Stock, for any day, the closing per-share sale price (or if no closing per-share sale price is reported, the average of the per-share bid price and per-share ask price or, if more than one in either case, the average of the average of the per-share bid prices and the average of the last per-share ask prices) for the Series A Common Stock or Series C Common Stock, respectively, on such day, as reported in composite transactions for the principal U.S. securities exchange on which the Series A Common Stock or Series C Common Stock, respectively, is traded. For the purposes of determining a Last Reported Sale Price, for any Scheduled Trading Day, “Market Disruption Event” means the occurrence or existence on such Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange(s) or otherwise) in either the Series A Common Stock or the Series C Common Stock, or in any options contracts or futures contracts relating to either the Series A Common Stock or the Series C Common Stock, in each case, during the period beginning 30 minutes prior to the closing time of the relevant stock exchange for the Series A Common Stock or the Series C Common Stock, respectively, on such Scheduled Trading Day.

“Market Disruption Event” means, for any Scheduled Trading Day, with respect to each of the Series A Common Stock and the Series C Common Stock, (i) a failure by the primary United States national or regional securities exchange or market on which such series is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on such Scheduled Trading Day, for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in such series or in any options, contracts or futures contracts relating to such series.

“Maturity Date,” when used with respect to any Security, means November 15, 2016.

“NYSE” means The New York Stock Exchange.

“Observation Period” means, for a Security, (i) if the Conversion Date for such Security occurs on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date; and (ii) in all other cases, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following such Conversion Date.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate (i) containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee; and (ii) given pursuant to Section 4.03, signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 12.04 and 12.05.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Offering Circular” means the final offering circular for the offering and sale of the Securities dated November 13, 2009.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit C.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day by both the primary exchange or market on which the Series A Common Stock is listed or admitted for trading and the primary exchange or market on which the Series C Common Stock is listed or admitted for trading; provided, that if either of the Series A Common Stock or the Series C Common Stock is not listed or traded on any exchange or market, “Scheduled Trading Day” shall have the same meaning as Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 4 1/2% Convertible Senior Notes due 2016, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Common Stock” means the shares of series A common stock, with par value $0.01 per share, of the Company.

“Series A Conversion Rate” means the rate set forth as such in Paragraph 6 of the form of Security attached hereto as Exhibit A, subject to adjustment as set forth herein.

“Series A Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LBTYA <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Series A Common Stock on such Trading Day, determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Series A Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Series A Fraction” means, for any Trading Day, the Series A Parity Value for such Trading Day, divided by the sum of (i) the Series A Parity Value for such Trading Day and (ii) the Series C Parity Value for such Trading Day.

“Series A Parity Value” means, for any Trading Day, the product of (i) the Series A Conversion Rate in effect on such Trading Day and (ii) the Series A Daily VWAP for such Trading Day.

“Series A Share Price” means, with respect to a Make Whole Fundamental Change, if the Make Whole Fundamental Change is described in clause (2) of the definition of Fundamental Change and holders of the Series A Common Stock receive only cash for their shares of Series A Common Stock in such Make Whole Fundamental Change, the amount of cash paid per share of Series A Common Stock in such Make Whole Fundamental Change; otherwise, the average of the Last Reported Sale Prices of the Series A Common Stock for the ten Trading Day Period ending on the Trading Day immediately preceding the Make Whole Fundamental Change Effective Date.

“Series A Weighting” means a fraction, the numerator of which equals the Series A Conversion Rate, and the denominator of which equals the sum of the Series A Conversion Rate and the Series C Conversion Rate.

“Series B Common Stock” means the shares of series B common stock, with par value $0.01 per share.

“Series C Common Stock” means the shares of series C common stock, with par value $0.01 per share.

“Series C Conversion Rate” means the rate set forth as such in Paragraph 6 of the form of Security attached hereto as Exhibit A, subject to adjustment as set forth herein.

“Series C Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LBTYK <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Series C Common Stock on such Trading Day, determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Series C Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Series C Fraction” means, for any Trading Day, the Series C Parity Value for such Trading Day, divided by the sum of (i) the Series A Parity Value for such Trading Day and (ii) the Series C parity value for such Trading Day.

“Series C Parity Value” means, for any Trading Day, the product of (i) the Series C Conversion Rate in effect on such Trading Day and (ii) the Series C Daily VWAP for such Trading Day.

“Series C Share Price” means, with respect to a Make Whole Fundamental Change, if the Make Whole Fundamental Change is described in clause (2) of the definition of Fundamental Change and holders of the Series C Common Stock receive only cash for their shares of Series C Common Stock in such Make Whole Fundamental Change, the amount of cash paid per share of Series C Common Stock in such Make Whole Fundamental Change; otherwise, the average of the Last Reported Sale Prices of the Series C Common Stock for the ten Trading Day Period ending on the Trading Day immediately preceding the Make Whole Fundamental Change Effective Date.

“Series C Weighting” means a fraction, the numerator of which equals the Series C Conversion Rate, and the denominator of which equals the sum of the Series A Conversion Rate and the Series C Conversion Rate.

“Series Conversion Rate” means, for the Series A Common Stock, the Series A Conversion Rate, and for the Series C Common Stock, the Series C Conversion Rate.

“Settlement Method” means any of Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Termination of Trading” means an event that will be deemed to have occurred if either the Series A Common Stock or the Series C Common Stock (or other common stock into which the Securities are then convertible) is neither listed nor approved for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) there is no Market Disruption Event with respect to either of the Series A Common Stock or the Series C Common Stock on such day and (ii) for each of the Series A Common Stock and Series C Common Stock, trading generally occurs on the NASDAQ Global Select Market, or, if such series is not listed on the NASDAQ Global Select Market, then trading in such series generally occurs on the NYSE or the principal other national or regional securities exchange on which such series is then traded or, if such series is also not listed or approved for trading on the NYSE or another national or regional securities exchange, on the principal market on which such series is then traded; provided, that if either of the Series A Common Stock or the Series C Common Stock is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02 Other Definitions.

Term Section:	Defined in:
“Act”	1.05
“Additional Interest”	4.02(b)
“Additional Series A Shares”	10.08(a)
“Additional Series C Shares”	10.08(a)
“Agent Members”	2.12(e)
“Bankruptcy Law”	6.01
“Cash Amount”	10.03(a)
“Cash Settlement”	10.03(a)
“Combination Settlement”	10.03(a)
“Company’s Filing Obligations”	6.01
“Conversion Agent”	2.03
“Conversion Date”	10.02(a)
“Conversion Obligation”	10.03(a)
“Custodian”	6.01
“Daily Settlement Amount”	10.03(e)
“Defaulted Interest”	11.02
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Event of Default”	6.01
“Expiration Date”	10.05(e)
“Expiration Time”	10.05(e)

Term Section:	Defined in:
“Extension Fee”	6.01
“Fundamental Change Notice”	3.02(b)
“Fundamental Change Notice Date”	3.02(b)
“Fundamental Change Repurchase Date”	3.02(b)
“Fundamental Change Repurchase Notice”	3.02(e)
“Fundamental Change Repurchase Price”	3.02(a)
“Global Securities Legend”	Exhibit A
“Interest Payment Date”	11.01(a)
“Make Whole Fundamental Change”	10.08(a)
“Make Whole Fundamental Change Effective Date”	10.08(a)
“Merger Event”	10.07(a)
“Other Series”	10.05(a)
“Paying Agent”	2.03
“Physical Settlement”	10.03(a)
“QIB”	2.01(a)
“Record Date”	11.01(a)
“Register”	2.03
“Registrar”	2.03
“Restricted Securities”	2.06(f)
“Series A Reference Property”	10.07(a)
“Series C Reference Property”	10.07(a)
“Special Record Date”	11.02(a)
“Spin-off”	10.05(c)
“Start Date”	4.02(b)
“Stockholder Rights Plan”	10.05(i)
“Subject Series”	10.05(c)
“Surrendered Securities”	Exhibit B
“Temporary Securities”	2.09
“transfer”	2.06(f)
“Underlying Series”	10.05(b)
“unit of Series A Reference Property”	10.07(a)
“unit of Series C Reference Property”	10.07(a)
“Valuation Period”	10.05(c)
“Weighted Average Consideration”	10.07(a)

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) all references to payments of interest on the Securities shall include Additional Interest, if any, payable in accordance with the terms of Section 4.02 hereof.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) The ownership of Securities shall be proved by the register for the Securities.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Securities shall be identical in all respects. Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together on all matters as one class.

(a) Initial Securities. The initial Securities offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of two Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

(c) Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest (including any Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price on the Global Security shall be made to the Holder of such Security on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

(d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver initially two Global Securities that (a) shall be registered in the name of the nominee of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear the legends substantially to the effect of those required by Section 2.01(e).

(e) Legends.

(i) Each Global Security shall bear the Global Securities Legend set forth in Exhibit A.

(ii) Each Restricted Security shall bear the Restricted Securities Legend set forth in Exhibit A. Each Security that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii) Every stock certificate representing Series A Common Stock or Series C Common Stock issued in the circumstances described in Section 2.06(g) hereof shall bear the Restricted Stock Legend set forth in Exhibit C unless removed in accordance with the provisions of Section 2.06(i).

Section 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The Trustee shall not authenticate more than $935,000,000 aggregate principal amount of Securities.

The Trustee may appoint authenticating agents. The Trustee may at any time after the execution of this Indenture appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, except any Securities issued pursuant to Section 2.07 hereof. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, City of New York, where Securities may be presented for payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Securities, the Securities held by each Holder and the transfer, exchange and conversion of Securities (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Securities, and the office of Law Debenture Trust Company of New York at 400 Madison Avenue, New York, New York 10017, to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

Section 2.04 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Series A Common Stock and Series C Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due. The Paying Agent shall (or, if the Paying Agent is not a party hereto, the Company shall require each Paying Agent to agree in writing that such Paying Agent shall) hold in trust for the benefit of Holders or the Trustee (if the Trustee is not the Paying Agent) all money and Series A Common Stock and Series C Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee (if the Trustee is not the Paying Agent) of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Series A Common Stock and Series C Common Stock so held in trust. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Series A Common Stock and Series C Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Series A Common Stock and Series C Common Stock held by it to the Trustee and to account for any funds and Series A Common Stock and Series C Common Stock disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after the Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06 Transfer and Exchange.

(a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to Registrar. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Fundamental Change Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion of such Securities not to be repurchased).

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in Paragraph 7 of the form of Security attached as Exhibit A hereto or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) Transfer Restrictions.

(i) Every Security that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(e) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f), Section 2.06(g) and Sections 2.12(b) and (c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Security. Except as otherwise provided in this Indenture with respect to any Restricted Securities (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Securities Legend, if a request is made to remove the legend on any Restricted Security, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Restricted Securities Legend. If the Restricted Securities Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Restricted Securities Legend shall be reinstated.

(ii) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the Issue Date of the Securities and (y) the date that is 90 days after the Holder ceases to be an Affiliate of the Company, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Series A Common Stock and Series C Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless such Securities have been transferred (A) to the Company, (B) under a registration statement that has been declared effective under the Securities Act, (C) to a Person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A, or (D) under any other available exemption from the registration requirements of the Securities Act.

(iii) No transfer of any Security prior to the Free Trade Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(g) Legends on the Series A Common Stock and the Series C Common Stock.

(i) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the Issue Date of the Securities and (y) the date that is 90 days after the holder of such Series A Common Stock or Series C Common Stock ceases to be an Affiliate of the Company, any stock certificate representing Series A Common Stock or Series C Common Stock, as applicable, issued upon conversion of such Security shall bear the Restricted Stock Legend unless the Security or such Series A Common Stock or Series C Common Stock, as applicable, has been transferred (a) to the Company; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a Person the Holder reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB pursuant to a valid private placement exemption under the Securities Act and to whom notice is given that the transfer is being made in reliance on such an exemption; or (d) under any other available exemption from the registration requirements of the Securities Act.

(ii) Any such Series A Common Stock or Series C Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Series A Common Stock or Series C Common Stock, as applicable, for exchange in accordance with the procedures of the transfer agent for the Series A Common Stock or Series C Common Stock, as applicable, be exchanged for a new certificate or certificates for a like aggregate number of shares of Series A Common Stock or Series C Common Stock, as applicable, which shall not bear the Restricted Stock Legend.

(h) The Company shall not permit any Security or Series A Common Stock or Series C Common Stock issued upon the conversion or exchange of a Security that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144). If the legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

(i) So long as and to the extent that the Securities are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Securities represented by such Global Securities at any time on or after the Free Trade Date by:

(i) providing written notice to the Trustee that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Securities;

(ii) providing written notice to Holders of the Securities that the Restricted Securities Legend has been removed or deemed removed;

(iii) providing written notice to the Trustee and the Depositary to change the CUSIP number for the Securities to the applicable unrestricted CUSIP number; and

(iv) complying with any Applicable Procedures for delegending; whereupon the Restricted Securities Legend shall be deemed removed from any Global Securities without further action on the part of Holders.

(j) On and after the Free Trade Date, the Company shall also (i) instruct the transfer agent for the Series A Common Stock and Series C Common Stock to remove the Restricted Stock Legend from any Series A Common Stock or Series C Common Stock, as applicable, issued upon conversion of the Securities that bears the Restricted Stock Legend; (ii) notify the holders of any Series A Common Stock and Series C Common Stock issued upon conversion of the Securities (to the extent any Series A Common Stock or Series C Common Stock has been issued upon conversion of the Securities) that such Restricted Stock Legend has been removed; (iii) if relevant, notify the transfer agent for the Series A Common Stock or Series C Common Stock to change the CUSIP number for the Series A Common Stock or Series C Common Stock issued upon conversion of the Securities to the applicable unrestricted CUSIP number; and (iv) comply with any Applicable Procedures for delegending any Series A Common Stock or Series C Common Stock issued upon conversion of a Security including the Restricted Stock Legend.

Section 2.07 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8–405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

Section 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Repurchase Date or on the Maturity Date, money sufficient to pay Securities payable on that date, then immediately after such Fundamental Change Repurchase Date or Maturity Date, as the case may be, such Securities shall cease to be outstanding and interest (including Additional Interest), if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (including Additional Interest), if any, shall cease to accrue on such Security.

Section 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities (“Temporary Securities”). Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for Temporary Securities.

Section 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Conversion Agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, conversion payment or cancellation and shall dispose of such cancelled Securities in its customary manner. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal, interest (including any Additional Interest), and any Extension Fee or payment of the Fundamental Change Repurchase Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12 Transfer of Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(iii) and (iv) below. Any such transfer shall comply with the Applicable Procedures to the extent so required.

(i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except:

(A) Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

(1) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice; or

(2) the Company, at any time, in its sole discretion, executes and delivers to the Trustee and the Registrar an Officers’ Certificate stating that the entire Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this Subsection (ii), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

(B) The owner of a beneficial interest in a Global Security will be entitled to receive a Certificated Security in exchange for such interest if an Event of Default has occurred and is continuing.

Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more Certificated Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the Applicable Procedures:

1) the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

2) the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Security(ies) in an equivalent amount to such beneficial interest in such Global Security; and

3) the Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

(iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request: (x) to register the transfer of such Certificated Securities; or (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) so long as such Securities are “restricted securities” (as defined under Rule 144), such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon.

(iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

(B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c) The restrictions imposed by Sections 2.06(f) upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 by a Person other than an Affiliate or a former Affiliate. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the

Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(e). The Company shall inform the Trustee upon the occurrence of the Free Trade Date and promptly after a registration statement with respect to the Securities or any Series A Common Stock and Series C Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the name of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(e) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Security, (ii) the accuracy of the records of the Depositary or its nominee (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Security. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security. The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 2.13 CUSIP and ISIN Numbers.

(a) The Company, in issuing the Securities, will use restricted CUSIP and ISIN numbers for such Securities (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i). At such time as the legend is removed from such Securities pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Security, but only with respect to the Securities where so removed. The Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

(b) Except as otherwise provided in this Section 2.13(b), the Company, upon issuing shares of Series A Common Stock and Series C Common Stock upon conversion of Securities, will use a restricted CUSIP number for shares of each series of Common Stock.

Until such time as the Restricted Stock Legend is removed pursuant to Section 2.06(i) from shares of such series of Common Stock, the restricted CUSIP for such series of Common Stock will be the CUSIP number for shares of such series of the Common Stock. At such time as the Restrictive Stock Legend is removed from shares of a series of the Common Stock pursuant to Section 2.06(i) or otherwise, an unrestricted CUSIP number for such series of the Common Stock will be deemed to be the CUSIP number for shares of such series of the Common Stock therefor, but only with respect to the shares where so removed.

Section 2.14 Additional Interest. As set forth in Section 4.02 hereof, the Company may be obligated to pay Additional Interest to Holders. Unless the context requires otherwise, Additional Interest, if required to be paid, is deemed to be interest for purposes of this Indenture.

ARTICLE 3

REDEMPTION AND REPURCHASES

Section 3.01 No Company Right to Redeem. The Company shall have no right to redeem the Securities before the Maturity Date.

Section 3.02 Repurchase of Securities at Option of the Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs, each Holder shall have the right, at its option, to require the Company to repurchase in cash all of its Securities, or any portion of its Securities in principal amount equal to $1,000, or an integral multiple thereof, at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of Securities to be repurchased plus accrued and unpaid interest, if any, to (but excluding) the Fundamental Change Repurchase Date.

(b) No later than 10 calendar days after the Company knows or reasonably should have known of the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice,” the date of such mailing, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and the notice shall state:

(i) briefly, the nature of the Fundamental Change and the date of such Fundamental Change;

(ii) the date by which the Fundamental Change Repurchase Notice pursuant to Section 3.02(e) must be given;

(iii) the date on which the Company will repurchase Securities tendered by Holders exercising their repurchase right (the “Fundamental Change Repurchase Date”), such date to be set by the Company no fewer than 20 Business Days and no more than 45 Business Days after the Fundamental Change Notice Date;

(iv) the Fundamental Change Repurchase Price;

(v) the name and address of the Paying Agent and the Conversion Agent;

(vi) briefly, the procedures the Holder must follow to exercise rights under this Section 3.02;

(vii) briefly, the conversion rights, if any, of the Securities;

(viii) the Series A Conversion Rate and the Series C Conversion Rate in effect on the Fundamental Change Notice Date and any adjustments thereto (including pursuant to Section 10.08, if applicable);

(ix) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(x) that the Fundamental Change Repurchase Price for any Securities as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Securities;

(xi) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xii) that payment may be collected only if the Securities to be repurchased are surrendered to the Paying Agent;

(xiii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on the Securities surrendered for repurchase by the Company, interest on Securities for which a Fundamental Change Repurchase Notice has been validly given will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiv) the CUSIP and ISIN number(s) of the Securities.

(c) Simultaneously with the provision of the Fundamental Change Notice to the Holders and the Trustee, the Company shall publish in a newspaper of general circulation in New York, New York or publish on the Company’s website, or through another public medium the Company may use at that time, a notice containing the information in above clauses (i) through (xiv).

(d) At least three Business Days before the Fundamental Change Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the information required by Section 3.02(b); and

(ii) whether the Company desires the Trustee to give the Fundamental Change Notice required by Section 3.02(b).

(e) A Holder may exercise its rights specified in Section 3.02(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) and any Securities for which the right is being exercised to the Trustee (for Global Securities, pursuant to the Applicable Procedures) at any time on or prior to the Close of Business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, stating:

(i) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(ii) that such Securities shall be repurchased pursuant to the terms and conditions specified in this Indenture; and

(iii) if Certificated Securities have been issued, the certificate numbers of the Securities which the Holder will deliver to be repurchased.

The delivery of such Securities to the Trustee with the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Trustee shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor, and that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.02 only if the Securities so delivered to the Trustee, if any, shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Repurchase Date.

(f) Procedure upon Repurchase. The Company shall deposit cash, at the time and in the manner as provided in Section 3.04, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be repurchased pursuant to this Section 3.02.

Section 3.03 Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.02(e), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (i) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.02(e) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02(e). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Holder may withdraw a Fundamental Change Repurchase Notice by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of any Securities with respect to which such notice of withdrawal is being submitted, in multiples of $1,000;

(b) if Certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice.

If the Securities are held in book entry form, the notices must also comply with the appropriate procedures of DTC.

Section 3.04 Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.

Section 3.05 Securities Repurchased in Part. Any Certificated Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the repurchased portion of the Security surrendered.

Section 3.06 Covenant to Comply with Securities Laws Upon Repurchase of Securities. When complying with the provisions of Section 3.02 hereof (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e–4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall, to the extent applicable, (a) comply with Rule 13e–4 and Rule 14e–1 (or any successor provision) under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.

Section 3.07 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash held by them for the payment of the Fundamental Change Repurchase Price that remains unclaimed as provided in Paragraph 11 of the form of Security attached as Exhibit A hereto; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Trustee shall return any such excess to the Company.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash and/or shares of Series A Common Stock and Series C Common Stock to be given to the Trustee, the Transfer Agent or the Conversion Agent shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 10:00 a.m., New York City time, on the required date. The Company may, at its option, make payments in respect of the Securities by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of the Securities, by wire transfer to the account designated in writing by such Holder) or, with respect to Global Securities, by wire transfer. The Company shall make any required interest (including any Additional Interest) payments to the Person in whose name each Security is registered at the Close of Business on the Record Date for such interest payment. The principal, accrued and unpaid interest (including Additional Interest), if any, any Extension Fee or payment of the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Repurchase Price, on the Business Day following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02 SEC and Other Reports.

(a) For so long as the Securities are outstanding, the Company shall file with the SEC the Company’s annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and will file such annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with the Trustee, and make such information available through the mail or on the Company’s website, within 15 days of the date on which it would be required to file the same with the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee and the Holders with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

(b) If, at any time during the six-month period beginning on, and including, the date which is six months after the Issue Date of the Securities (such date, the “Start Date”) and ending on the Free Trade Date, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8–K) the Company shall pay interest (the “Additional Interest”) at an annual rate equal to 0.50% of the aggregate principal amount of the Securities, accruing from the due date of the first missed filing that gives rise to such obligation and continuing to the earlier of (i) the Free Trade Date and (ii) the date all such filings have been made.

(c) In addition, if the Company fails to cause the Securities or the shares of the Series A Common Stock and Series C Common Stock issuable upon conversion of the Securities to become Freely Tradable on the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay Additional Interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities from, and including the Free Trade Date and until the date on which the Securities and the shares of Series A Common Stock and Series C Common Stock issuable upon conversion of the Securities become Freely Tradable.

(d) Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the latter Record Date to Holders of record on such latter Record Date.

In the event that the Company is required to pay Additional Interest or Extension Fees to Holders of Securities, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Extension Fee no later than three Business Days prior to date on which any such Additional Interest or Extension Fee is scheduled to be paid. Such notice shall set forth the amount of Additional Interest or Extension Fee to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Extension Fee is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Extension Fee owed, or with respect to the method employed in such calculation of the Additional Interest or Extension Fee.

Section 4.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2009) of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05 Maintenance of Office or Agency. The Company will maintain in New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of Law Debenture Trust Company of New York, at 400 Madison Avenue, New York, New York 10017 (Attention: Corporate Trust Department), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.

Section 4.06 Delivery of Certain Information. At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Series A Common Stock or Series C Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Series A Common Stock or Series C Common Stock, or to a prospective purchaser of any such Security designated by any such Holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such Security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.07 Par Value Limitation. The Company will not take any action that would result in adjustment to the Series A Conversion Rate or the Series C Conversion Rate that, pursuant to Section 10.05, would result in the issuance of shares of Series A Common Stock or Series C Common Stock for less than the par value of such shares of Series A Common Stock or Series C Common Stock, as applicable.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge into any other Person or sell, convey, lease or transfer all or substantially all of its assets to any other Person in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(a) either (i) the Company shall be the surviving Person or, if the Company is not the surviving Person, (ii) either the surviving Person formed by such consolidation or into which the Company is merged or the Person to which the Company’s assets are so transferred shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that the surviving Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default”:

(i) the Company defaults in any payment of interest (including any Additional Interest or Extension Fee) due and payable on the Securities, and such default continues for a period of 30 days;

(ii) the Company defaults in the payment of all or any part of the principal on the Securities and accrued and unpaid interest when the same becomes due and payable at its Maturity Date or upon required repurchase on a Fundamental Change Repurchase Date;

(iii) the Company fails to provide a Fundamental Change Notice or a notice of a Make Whole Fundamental Change;

(iv) the Company defaults in its obligations under Article 10 to deliver the shares of Series A Common Stock, Series C Common Stock and/or cash as required to be delivered upon conversion of the Securities upon conversion of any Securities;

(v) the Company or any of its Significant Subsidiaries defaults under any instrument or instruments evidencing indebtedness (other than the Securities) having an outstanding principal amount of $100,000,000 (or its equivalent in any other currency or currencies) or more that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity;

(vi) default in the payment of any of the Company’s or any of its Significant Subsidiaries’ indebtedness for money borrowed in an aggregate principal amount exceeding $100,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable at final maturity;

(vii) the Company defaults in its performance of any covenant or agreement in respect of the Securities or this Indenture for 60 days after it receives from the Trustee, or it and the Trustee receive from the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, a written notice of such default;

(viii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its or any of its Significant Subsidiaries’ property;

(C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(D) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or non-U.S. law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (vii) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event of which it becomes aware that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Notwithstanding anything in this Indenture or in the Securities to the contrary (including Section 4.02), at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(vii) relating to the failure by the Company to comply with Section 4.02 (the “Company’s Filing Obligations”) and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee (the “Extension Fee”) on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities. The Extension Fee will be in addition to any Additional Interest required under Section 4.02 and will be payable in the same manner as Additional Interest. This Extension Fee will accrue on the Securities from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations or relating to the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such 60th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 60th day), such Extension Fee will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 60th day, then the Trustee or the Holders of not less than 25% in principal amount of the Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Extension Fee as the sole remedy for an Event of Default specified in Section 6.01(vii) relating to the failure by the Company to comply with the Company’s Filing Obligations or relating to any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 12.02, the Holders and the Trustee of such election at any time on or before the Close of Business on the day prior to the date any such Event of Default first occurs. If the Extension Fee is payable under this Section 6.01, the Company shall deliver to the Trustee a certificate to that effect stating the date on which such Extension Fee is payable. Unless and until a Trust Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Extension Fee is payable. If the Extension Fee has been paid by the Company directly to the Persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Sections 6.01(viii) or 6.01(ix) in which the listed event, order or decree applies to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of Securities outstanding plus accrued and unpaid interest (including Additional Interest), if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Sections 6.01(viii) or 6.01(ix) with respect to the Company occurs and is continuing, the principal amount of Securities outstanding plus accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. For the avoidance of doubt, an Event of Default specified in Section 6.01(viii) or 6.01(ix) with respect to one or more Significant Subsidiaries of the Company, but not with respect to the Company, shall not be subject to the provisions of the immediately preceding sentence. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission is before any judgment or decree has been obtained and if all existing Events of Default have been cured other than nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest), if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by written notice to the Trustee and without notice to any other Holder may waive an existing or past default and its consequences except (a) an Event of Default described in Sections 6.01(i), 6.01(ii) (other than any non-payment of principal of the Securities that has become due solely by reason of a declaration of acceleration, to the extent that such declaration of acceleration is duly rescinded in accordance with this Indenture) or 6.01(iii), (b) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder or (c) an Event of Default described in Section 6.01(iv). When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. A Holder may pursue any remedy with respect to this Indenture or the Securities only if:

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request;

(c) such Holder shall have offered indemnity reasonably satisfactory to the Trustee to pursue such proceeding as trustee; and

(d) the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer of indemnity and, during such 60-day period, has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding at the time a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price on or after the respective due dates expressed in such Holder’s Securities, and to convert the Securities in accordance with Article 10, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including Additional Interest) to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money or Series A Common Stock or Series C Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee, Registrar, Paying Agent and Conversion Agent.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Trust Officer shall have actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Securities pursuant to Section 2.02), it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents and Conversion Agent.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default described in Section 6.01(i) or 6.01(ii), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

Section 7.06 Reports by Trustee to Holders. Within 60 days of each March 15, commencing on March 15, 2010, the Trustee shall mail to each Holder a brief report dated as of March 1 of such year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the

Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(viii) or Section 6.01(ix) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Securities. When (a) the Company delivers to the Registrar all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or shares of Series A Common Stock and Series C Common Stock (solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company with respect to the outstanding Securities, then this Indenture shall, subject to Section 7.07, cease to be of further effect with respect to the Securities or any Holders. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 8.02 Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payments on the Securities that remains unclaimed for two years after the date on which such payments became due, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money will cease.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder or any other Person so long as such changes, other than those in clause (b), do not materially and adversely affect the interests of the Holders:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article 5;

(c) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(d) to provide any security for or guarantee of the Securities;

(e) to comply with any requirement of, or to effect or maintain the qualification of this Indenture under, the TIA;

(f) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;

(g) to add Events of Default with respect to the Securities;

(h) to add circumstances under which the Company will pay additional interest on the Securities;

(i) to make any change that does not adversely affect any outstanding Securities in any material respect; and

(j) to conform the Securities and this Indenture with the descriptions set forth in the “Description of Notes” section of the Offering Circular.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

(a) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the interest rate referred to in Paragraph 1 of the Securities or reduce the rate of Additional Interest or the amount of the Extension Fee or change the time for payment of the interest referred to in Paragraph 1 of the Securities, Additional Interest or the Extension Fee;

(c) reduce the principal amount of or change the Maturity Date of any Securities;

(d) reduce the Fundamental Change Repurchase Price of any Security or change the time at which Holders have the option to require the Company to repurchase their Securities;

(e) make any payments on the Securities payable in currency other than as stated in the Security;

(f) impair a Holder’s right to institute suit for the enforcement of any payment on the Securities;

(g) make any change in the percentage of principal amount of Securities necessary to waive compliance with the provisions of Section 6.04 or this Section 9.02;

(h) waive a continuing default or Event of Default regarding any payment on the Securities (other than any non-payment of principal of the Securities which has become due solely by reasons of a declaration of acceleration, to the extent that such declaration of acceleration is duly rescinded in accordance with this Indenture); or

(i) make any change that adversely affects a Holder’s rights under Article 3 hereof, under Article 10 hereof or under Paragraphs 5 or 6 of Exhibit A hereto.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.03 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06 Trustee to Sign Supplemental Indentures. Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSIONS

Section 10.01 Conversion Privilege and Consideration. Subject to and upon compliance with the provisions of this Indenture, a Holder may convert a Security, or any portion of a Security in principal amount equal to $1,000 or an integral multiple thereof, until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date; provided that if such Holder has delivered a Fundamental Change Repurchase Notice with respect to a Security or a portion of a Security, such Security or such portion thereof may not be converted unless such Holder has validly withdrawn its Fundamental Change Repurchase Notice in accordance with Section 3.03 hereof prior to the Close of Business on the Business Day immediately preceding the corresponding Fundamental Change Repurchase Date.

Section 10.02 Conversion Procedure.

(a) To convert a Security, a Holder must satisfy the requirements set forth in Paragraph 6 of the Securities, and the first Business Day on which such Holder satisfies all of those requirements with respect to a Security will be the conversion date (the “Conversion Date”) for such Security. If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the immediately following day that is a Business Day. Upon the conversion of a Security, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Security, will provide the Company with notice of the conversion of the Security, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Security.

(b) If a Holder converts the entire principal amount of a Security, such Person will no longer be a Holder of such Security.

(c) If any shares of Series A Common Stock or Series C Common Stock are issuable upon the conversion of a Security, the Person in whose name the certificate or certificates for such shares of Series A Common Stock and Series C Common Stock will be registered will become the holder of record of such shares (i) at the Close of Business on the Conversion Date, if such conversion was subject to Physical Settlement, and (ii) at the Close of Business on the last Trading Day of the related Observation Period, if such conversion was subject to Combination Settlement.

(d) If a Holder surrenders a Security for conversion after the Close of Business on a Record Date and before the Open of Business on the corresponding Interest Payment Date, the Holder must accompany the Security with an amount of cash equal to the amount of interest that will be payable on the Security on the Interest Payment Date; provided, however, that a Holder need not make such a payment (i) if the Company has specified a Fundamental Change Repurchase Date that is after the Record Date and on or prior the corresponding Interest Payment Date, (ii) to the extent of any overdue interest on the Security at the time of conversion, or (iii) if the Holder surrenders the Security after the Close of Business on the last Record Date immediately preceding the Maturity Date.

(e) If a Holder surrenders a Security for conversion, the Company shall pay all stamp taxes and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Series A Common Stock and Series C Common Stock, if any, upon the conversion. However, if any tax is due because the Holder requests that any shares of Series A Common Stock or Series C Common Stock issued upon conversion be issued in a name other than that of the Holder, the Holder shall pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing shares of Series A Common Stock or Series C Common Stock being issued in a name other than that of the converting Holder. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.03 Settlement Upon Conversion. If a Holder surrenders a Security for conversion, the Company will satisfy its obligation to convert the Security (the “Conversion Obligation”) by delivering cash, shares of Series A Common Stock and Series C Common Stock, or a combination of cash and shares of Series A Common Stock and Series C Common Stock based on the Series A Conversion Rate then in effect and the Series C Conversion rate then in effect and the Settlement Method that applies to the Security.

(i) If “Physical Settlement” applies to a Security, the Company will deliver a number of shares of Series A Common Stock and a number of shares of Series C Common Stock determined in accordance with Section 10.03(c), together with an amount of cash in lieu of fractional shares of Series A Common Stock and Series C Common Stock, if any, determined in accordance with Section 10.03(f).

(ii) If “Cash Settlement” applies to a Security, the Company will deliver a cash payment determined in accordance with Section 10.03(d), without any delivery of shares of Common Stock.

(iii) If “Combination Settlement” applies to a Security, the Company will deliver an amount of cash (the “Cash Amount”), a number of shares of Series A Common Stock and a number of shares of Series C Common Stock, each determined in accordance with Section 10.03(e), together with an amount of cash in lieu of fractional shares of Series A Common Stock and Series C Common Stock, if any, determined in accordance with Section 10.03(f).

(b) If a Holder surrenders a Security for conversion:

(i) on or prior to the 90th Scheduled Trading Day immediately preceding the Maturity Date, the Company may elect the Settlement Method that will apply to such Security by delivering an irrevocable notice of the Settlement Method to the surrendering Holder by the Close of Business on the Business Day immediately following the Conversion Date. If the Company elects to settle the conversion of the Security with a Combination Settlement, such notice shall also specify the Cash Amount. If the Company fails to timely deliver such notice, the Settlement Method for such Security will be Combination Settlement and the applicable Cash Amount shall equal $1,000;

(ii) after the 90th Scheduled Trading Date immediately preceding the Maturity Date, the Company may elect the Settlement Method that applies to the remaining outstanding Securities by delivering to every Holder, before the 90th Scheduled Trading Day immediately preceding the Maturity Date, an irrevocable notice of the elected single Settlement Method that will apply to all Securities having Conversion Dates after the 90th Scheduled Trading Day immediately preceding the Maturity Date. If the Company elects to settle such conversions with Combination Settlement, such notice shall also specify the Cash Amount. If the Company fails to timely deliver or cause to be delivered such irrevocable notice, the Settlement Method applicable to all Securities surrendered for conversion after the 90th Scheduled Trading Day immediately preceding the Maturity Date will be Combination Settlement and the related Cash Amount will equal $1,000.

(c) If the Company elects that Physical Settlement will apply to Securities surrendered for conversion, the Company will deliver to a converting Holder (i) a number of shares of Series A Common Stock equal to the product of (A) the aggregate principal amount of Securities to be converted by such Holder, divided by $1,000 and (B) the Series A Conversion Rate, and (ii) a number of shares of Series C Common Stock equal to the product of (A) the aggregate principal amount of Securities to be converted by such Holder, divided by $1,000 and (B) the Series C Conversion Rate, together with cash lieu of fractional shares of Series A Common Stock and cash in lieu of fractional shares of Series C Common Stock, in each case, determined in accordance with 10.03(f). The Company shall deliver such shares of Series A Common Stock and Series C Common Stock, and cash in lieu of fractional shares of Series A Common Stock and Series C Common Stock, on the third Business Day immediately following the Conversion Date; provided, however, that if a Conversion Date occurs on or after the last Record Date immediately preceding the Maturity Date, the Company will deliver shares of Series A Common Stock and Series C Common Stock, and cash in lieu of fractional shares of Series A Common Stock and Series C Common Stock, on the Maturity Date. Within two Business Days after the relevant Conversion Date, the Company shall deliver to the Trustee a notice specifying (i) the aggregate principal amount of the Securities converted, (ii) that Physical Settlement applied to those Securities, and (iii) the number of shares of Series A Common Stock and Series C Common Stock, as well as any amount of cash in lieu of fractional shares of Series A Common Stock and Series C Common Stock, to be delivered to the converting Holder.

(d) If the Company elects that Cash Settlement will apply to Securities surrendered for conversion, the Company will pay to a Converting Holder an amount of cash equal to the product of (A) the aggregate principal amount of Securities to be converted by such Holder, divided by $1,000, and (B) the sum of the Daily Conversion Values for each of the forty (40) consecutive Trading Days in the Observation Period for such Conversion Date. The Company shall pay such amount of cash on the third Business Day immediately following the last Trading Day of the Observation Period. Within two Business Days after the last Trading Day of the Observation Period, the Company shall deliver to the Trustee a notice specifying (i) the aggregate principal amount of the Securities converted, (ii) that Cash Settlement applied to those Securities, and (iii) the amount of cash to be delivered to the converting Holder.

(e) If the Company elects, or is deemed to have elected, that Combination Settlement will apply to Securities surrendered for conversion, the Company will deliver to a Converting Holder, on the third Business Day immediately following the last Trading Day of the Observation Period, for each $1,000 principal amount of Securities surrendered for conversion by such Holder, the sum of the Daily Settlement Amounts for each of the forty (40) consecutive Trading Days in the Observation Period for the Conversion Date for such Securities.

(i) For each of the forty (40) Trading Days in an Observation Period, the “Daily Settlement Amount” shall be:

(A) an amount of cash equal to the lesser of (i) the Daily Cash Amount and (ii) the Daily Conversion Value for such Trading Day; and

(B) if the Daily Conversion Value for such Trading Day is greater than the Daily Cash Amount,

(1) a number of shares of Series A Common Stock equal to the product of (x) the difference between the Daily Conversion Value for such Trading Day and the Daily Cash Amount, and (y) the Series A Fraction for such Trading Day, divided by the Series A Daily VWAP for such Trading Day; provided, however, that the Company shall deliver cash in lieu of any fractional shares of Series A Common Stock in accordance with Section 10.03(f) below; and

(2) a number of shares of Series C Common stock equal to the product of (x) the difference between such Daily Conversion Value for such Trading Day and the Daily Cash Amount, and (y) the Series C Fraction for such Trading Day, divided by the Series C Daily VWAP for such Trading Day; provided, however, that the Company shall deliver cash in lieu of any fractional shares of Series C Common Stock in accordance with Section 10.03(f) below.

(ii) Within two Business Days after the last Trading Day of the Observation Period, the Company shall deliver to the Trustee a notice specifying (i) the aggregate principal amount of the Securities converted, (ii) that Combination Settlement applied to those Securities, and (iii) the amount of cash and the number of shares of Series A Common Stock and Series C Common Stock, if any, to be delivered to the converting Holder.

(f) The Company will not issue fractional shares of Series A Common Stock or Series C Common Stock upon the conversion of Securities. Instead, the Company will pay cash.

(i) If Physical Settlement applies:

(A) the amount of cash the Company will pay in lieu of a fractional share of Series A Common Stock will equal the product of (i) that same fraction and (ii) the Last Reported Sale Price of the Series A Common Stock on the relevant Conversion Date; and

(B) the amount of cash the Company will pay in lieu of a fractional share of Series C Common Stock will equal the product of (i) that same fraction and (ii) the Last Reported Sale Price of the Series C Common Stock on the relevant Conversion Date.

(ii) If Combination Settlement applies:

(A) the amount of cash the Company will pay in lieu of a fractional share of Series A Common Stock will equal the product of (i) that same fraction and (ii) the Series A Daily VWAP on the final Trading Day of the applicable Observation Period; and

(B) the amount of cash the Company will pay in lieu of a fractional share of Series C Common Stock will equal the product of (i) that same fraction and (ii) the Series C Daily VWAP on the final Trading Day of the applicable Observation Period.

(g) If a Holder surrenders more than one Security for conversion on a single day, the number of shares of Series A Common Stock and Series C Common Stock, if any, and the amount of cash paid in lieu of fractional shares of Series A Common Stock and Series C Common Stock, if any, shall be determined based on the total principal amount of Securities surrendered by such Holder.

(h) If a Holder converts a Security, the Company will not adjust the Series A Conversion Rate or the Series C Conversion Rate to account for any accrued and unpaid interest on the Security, and, except to the extent specified in Section 11.01(a), the Company will not make any cash payment to such Holder for any accrued and unpaid interest on the Security. Furthermore, except to the extent specified in Section 11.01(a), the Company’s delivery to such Holder of the cash and/or shares of Series A Common Stock and Series C Common Stock into which such Holder’s Security is convertible shall be deemed to satisfy and discharge in full the Company’s obligation to pay to such Holder (i) the principal amount of the converted Security and (ii) any accrued and unpaid interest with respect to the converted Security. As a result, except to the extent specified in Section 11.01(a), any accrued and unpaid interest with respect to a converted Security shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 10.04 Company to Provide Stock.

(a) The Company shall, prior to issuance of any shares of Series A Common Stock or Series C Common Stock under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Series A Common Stock and Series C Common Stock to permit the conversion of the Securities.

(b) Any shares of Series A Common Stock and Series C Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Series A Common Stock and Series C Common Stock, as applicable and if any, upon conversion of Securities; provided, that the Company shall not be obligated to register the offer and sale of the Series A Common Stock and the Series C Common Stock under the Securities Act.

(c) If any shares of the Series A Common Stock or Series C Common Stock issued upon conversion are required to bear a Restricted Stock Legend, such shares will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities” (as defined under Rule 144), and the Company will affix, or will direct its transfer agent to affix the Restricted Stock Legend that is set forth in Exhibit C upon such shares.

Section 10.05 Adjustments to the Conversion Rate. The Series A Conversion Rate and the Series C Conversion Rate shall be adjusted from time to time by the Company as follows.

(a) Dividends, Distributions, Splits and Combinations

(i) If the Company issues shares of Series A Common Stock or Series C Common Stock (such series, the “Distributed Series”) as a dividend or distribution on all or substantially all of the outstanding shares of the Distributed Series, a series of the Series A Common Stock or Series C Common Stock other than the Distributed Series (the “Other Series”), or both of the Distributed Series and the Other Series, the Series Conversion Rate for the Distributed Series will be adjusted based on the following formula:

RD’ = (RD x (1 + ND)) + (RO x NO)

where:

RD’	=	the Series Conversion Rate for the Distributed Series in effect as of the Open of Business on the Ex-Dividend Date for such dividend or distribution;

RD	=	the Series Conversion Rate for the Distributed Series in effect as of the Close of Business on the day immediately preceding the Ex-Dividend Date for such dividend or distribution;

RO	=	the Series Conversion Rate for the Other Series in effect as of the Close of Business on the day immediately preceding the Ex-Dividend Date for such dividend or distribution;

ND	=	the number of shares of the Distributed Series issued as a dividend or distribution on each share of the Distributed Series; and

NO	=	the number of shares of the Distributed Series issued as a dividend or distribution on each share of the Other Series.

If shares of both the Series A Common Stock and the Series C Common Stock are issued as a dividend or distribution on all or substantially all of the shares of the Series A Common Stock, Series C Common Stock or both, and both such issuances have the same Ex-Dividend Date, then the dividend or distribution of both the Series A Common Stock and the Series C Common Stock shall be deemed to happen simultaneously and each RD, RO , ND and NO used to compute RD’ under this Section 10.05(a)(i) on such Ex-Dividend Date shall be measured without giving effect to the other issuance requiring adjustment under this Section 10.05(a)(i) on the same Ex-Dividend Date. In addition, if any adjustment is made to the Series Conversion Rate for the Distributed Series pursuant to this Section 10.05(a)(i), no adjustment to the Series Conversion Rate for the Other Series shall be made for the same dividend or distribution under any of Section 10.05(a)(ii), (b), (c), (d) or (e).

(ii) If the Company subdivides or combines the Series A Common Stock or the Series C Common Stock, the Series Conversion Rate for the subdivided or combined series will be adjusted based on the following formula:

R’ = R x	OS’
OS

where:

R’	=	the Series Conversion Rate for such subdivided or combined series in effect immediately after the effectiveness of such subdivision or combination, as the case may be;

R	=	the Series Conversion Rate for such subdivided or combined series in effect immediately prior to the effectiveness of such subdivision or combination, as the case may be;

OS’	=	the number of shares of such subdivided or combined series outstanding immediately after giving effect to such subdivision or combination, as the case may be; and

OS	=	the number of shares of such subdivided or combined series outstanding immediately prior to the effectiveness of such subdivision or combination, as the case may be.

If any dividend or distribution of the type described in Section 10.05(a)(i) is declared but not so paid or made, or if the outstanding shares of the Series A Common Stock or Series C Common Stock are not split or combined as described in Section 10.05(a)(ii), the Series Conversion Rate adjusted pursuant to Section 10.05(a)(i) or Section 10.05(a)(ii) shall immediately be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Series A Common Stock or Series C Common Stock, as the case may be, to the Series Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) Adjustment for Rights Issue. If the Company issues to all or substantially all holders of the Series A Common Stock or the Series C Common Stock any rights, options or warrants entitling such holders to subscribe for or purchase (for a period expiring within 60 days after the date of issuance) shares of the same series of Common Stock (the “Underlying Series”), at a price per share of the Underlying Series less (or securities convertible into shares of the Underlying Series having a conversion price per share of the Underlying Series less) than the average of the Last Reported Sale Prices of the Underlying Series for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, then the Series Conversion Rate for the Underlying Series will be increased based on the following formula (provided that the Series Conversion Rate for the Underlying Series will be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed):

R’ = R x	O + N
O + ((N x P)/M)

where:

R’	=	the Series Conversion Rate for the Underlying Series in effect as of the Open of Business on the Ex-Dividend Date for such distribution;

R	=	the Series Conversion Rate for the Underlying Series in effect as of the Close of Business on the day immediately preceding the Ex-Dividend Date for such distribution;

O	=	the number of shares of the Underlying Series outstanding at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution (without giving effect to the distribution);

N	=	the number of additional shares of the Underlying Series issuable pursuant to such rights, options or warrants distributed on the Underlying Series;

P	=	the per-share offering price payable to exercise such rights, options or warrants for the additional shares of the Underlying Series; and

M	=	the average of the Last Reported Sale Prices of the Underlying Series for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed. For purposes of this Section 10.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Underlying Series at less than the average of the Last Reported Sale Prices of the Underlying Series for the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

(c) Other Distributions.

(i) If the Company distributes shares of its capital stock, evidences of its indebtedness, other assets or property or rights, warrants or options to acquire the Company’s Capital Stock or other securities to all or substantially all holders of the Series A Common Stock or the Series C Common Stock (except for (i) dividends or distributions (including subdivisions) for which an adjustment is made pursuant to Section 10.05(a)(i) or 10.05(a)(ii) above, (ii) those rights, options or warrants for which an adjustment is made pursuant to Section 10.05(b) above, (iii) dividends and other distributions paid exclusively in cash for which an adjustment is made pursuant to Section 10.05(d) below and (iv) any Spin-off (as defined below) for which an adjustment is made pursuant to Section 10.05(c)(ii) below), the conversion rate for the series of the Common Stock with respect to which the distribution is made (the “Subject Series”) will be increased based on the following formula:

R’ = R x	M
M – F

where:

R’	=	the Series Conversion Rate for the Subject Series in effect as of the Open of Business on the Ex-Dividend Date for such distribution;

R	=	the Series Conversion Rate for the Subject Series of effect as of the Close of Business on the day immediately preceding the Ex-Dividend Date for such distribution;

M	=	the average of the Last Reported Sale Prices of the Subject Series for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

F	=	the fair market value, as determined by the Company’s Board of Directors, or a committee thereof, of such shares, evidences of indebtedness, other assets or property, or rights, warrants or options distributed in respect of one outstanding share of the Subject Series on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “F” as set forth above is equal to or greater than “M” as set forth above, in lieu of the foregoing adjustment, either (1) adequate provisions shall be made so that each Holder shall have the right to receive on conversion in respect of each $1,000 principal amount of the Securities held by such Holder, in addition to the number of shares of the Subject Series equal to the Series Conversion Rate for the Subject Series, the amount and kind of Distributed Property (or cash or other consideration having an equivalent fair market value, as determined by the Board of Directors or a committee thereof in its good faith discretion) such Holder would have received had such Holder owned a number of shares of the Subject Series equal to the Series Conversion Rate for the Subject Series immediately prior to the record date for such distribution or (2) the Board of Directors or a committee thereof shall make such other adjustment to the applicable Series Conversion Rate to deliver the Holders consideration upon conversion having substantially the same fair market value, as determined by the Board of Directors or a committee thereof in its good faith discretion, as provided for in clause (1) . If such distribution is not so paid or made, such Series Conversion Rate shall again be adjusted to be the Series Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors or a committee thereof determines “F” for purposes of this Section 10.05(c)(i) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Ex-Dividend Date for such distribution.

In addition, at least 50 Business Days before making any distribution of shares of capital stock, evidences of its indebtedness, other assets or property or rights, warrants or options to acquire the Company’s Capital Stock or other securities in a distribution described in this Section 10.05(c)(i) in which “F” (as defined in this Section 10.05(c)(i)) would reasonably likely to be equal to or greater than “M” (as defined in this Section 10.05(c)(i)), the Company shall deliver to Holders notice that the Company intends to make such a distribution.

(ii) With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Series A Common Stock or the Series C Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a national securities exchange or reasonably comparable non-U.S. equivalent (a “Spin-off”) the Series Conversion Rate for such series will be increased based on the following formula:

R’ = R x	F + MP
MP

where:

R’	=	the Series Conversion Rate for such series in effect as of the Open of Business on the effective date for the Spin-off;

R	=	the Series Conversion Rate for such series in effect as of the Close of Business on the day immediately preceding the effective date for the Spin-off;

F	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of such series applicable to one share of such series over the 10 consecutive Trading Day period immediately following, and including, the effective date for the Spin-off (such period, the “Valuation Period”); and

MP	=	the average of the Last Reported Sale Prices of such series over the Valuation Period.

The adjustment to the Series Conversion Rate under this Section 10.05(c)(ii) will be made immediately after the Open of Business on the day after the last day of the Valuation Period, but will be given effect as of the Open of Business on the effective date for the Spin-Off. For purposes of determining the conversion rate for such series of the Common Stock, in respect of any conversion during the 10 Trading Days commencing on the effective date for any Spin-Off, references within this Section 10.05(c)(ii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-off to, but excluding, the relevant Conversion Date.

If, prior to a Conversion Date, a record date for a Spin-off has been set but the relevant dividend or distribution has not yet resulted in an adjustment to the Conversion Rate and a converting Holder is not entitled to participate in the dividend or distribution with respect to the shares of Common Stock such Holder receives upon conversion (because such Holder was not a holder of such shares of Common Stock on the effective date for such dividend or distribution or otherwise), then as promptly as practicable following the Conversion Date, the Company will deliver to such Holder a number of additional shares of Common Stock that reflects the increase to the Conversion Rate that resulted from the Spin-off.

(d) Adjustment for Cash Distributions. If the Company makes a distribution of cash to all or substantially all holders of the Series A Common Stock or the Series C Common Stock, the Series Conversion Rate for such series will be increased based on the following formula:

R’ = R x	SP
SP – C

where:

R’	=	the Series Conversion Rate in effect as of the Open of Business on the Ex-Dividend Date for such distribution;

R	=	the Series Conversion Rate for such series in effect as of the Close of Business on the day immediately preceding the Ex-Dividend Date for such distribution;

SP	=	the average of the Last Reported Sale Prices of such series over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of such series of Common Stock in such distribution.

Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to Holders of the relevant series of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such Holder would have received had such Holder owned a number of shares of the relevant series of Common Stock equal to the Series Conversion Rate on the record date for such distribution. If such dividend or distribution is not so paid or made, the Series Conversion Rate shall again be adjusted to be the Series Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its subsidiaries make a payment to holders of the Series A Common Stock or the Series C Common Stock in respect of a tender or exchange offer by the Company or any of its subsidiaries for the same series of its Common Stock, other than a tender offer solely to holders of fewer than 100 shares of such same series of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of such same series of Common Stock exceeds the average of the Last Reported Sale Prices of such same series of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Series Conversion Rate for such same series of Common Stock will be increased based on the following formula:

R’ = R x	F + (SP x OS’)
OS x SP

where:

R’	=	the Series Conversion Rate for such same series of Common Stock in effect immediately after the Open of Business on the Trading Day following the Expiration Date;

R	=	the Series Conversion Rate for such same series of Common Stock in effect as of the Close of Business on the Expiration Date;

F	=	the fair market value, as determined by the Company’s board of directors (or a committee thereof), of the aggregate consideration payable in such tender or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of such same series of Common Stock the Company or its subsidiaries purchase in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS	=	the number of shares of such same series of the Common Stock outstanding immediately prior to Expiration Time (prior to giving effect to the purchase of shares of such series pursuant to such tender offer or exchange offer);

OS’	=	the number of shares of such same series of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of shares of such series pursuant to such tender offer or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of such same series of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.

The adjustment to the Series Conversion Rate for such same series of Common Stock under this Section 10.05(e) will be made immediately after the Open of Business on the 11th Trading Day following the Expiration Date but will be given effect at the Open of Business on the Trading Day following the Expiration Date. For purposes of determining the Series Conversion Rate for such same series of Common Stock in respect of any conversion during the 10 Trading Days commencing on the Trading Day immediately following the Expiration Date, references within this Section 10.05(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Conversion Date.

(f) Holder Participation in Adjustment Events. Notwithstanding the foregoing,

(i) no adjustment need be made to the Series A Conversion Rate or the Series C Conversion Rate pursuant to this Section 10.05, including 10.05(c)(i), if Holders participate (as a result of holding Securities, and at the same time as holders of the Series A Common Stock or Series C Common Stock participate) in the transaction that would otherwise trigger the applicable adjustment, as if such Holders held, for each $1,000 principal amount of Securities held, a number of shares of Series A Common Stock equal to the Series A Conversion Rate then in effect and a number of shares of Series C Common Stock equal to the Series C Conversion Rate then in effect without having to convert;

(ii) if pursuant to this Section 10.05, an adjustment to the Series A Conversion Rate or the Series C Conversion Rate becomes effective on any Ex-Dividend Date and a Holder that has converted its Securities would (a) receive shares of the Series A Common Stock and the Series C Common Stock based on an adjusted Series A Conversion Rate or an adjusted Series C Conversion Rate, and (b) be a record holder of the shares of Series A Common Stock or shares of Series C Common Stock on the record date for the dividend, distribution or event giving rise to the adjustment pursuant to this Section 10.05, then, in lieu or receiving shares of the Series A Common Stock or shares of the Series C Common Stock at an adjusted Series A Conversion Rate or an adjusted Series C Conversion Rate, such Holder will participate in the related dividend, distribution or other event giving rise to such adjustment and receive a number of shares of Series A Common Stock or shares of Series C Common Stock, as applicable, at an unadjusted Series A Conversion Rate or Series C Conversion Rate, as applicable.

(g) Adjustments Not Yet Effective.

(i) If Physical Settlement applies to a Security,

(A) and, as of the Conversion Date, any event that requires an adjustment to the Series A Conversion Rate or the Series C Conversion Rate under Sections 10.05(a), (b), (c), (d) or (e) has occurred and not yet resulted in an adjustment to the Series A Conversion Rate or the Series C Conversion Rate, as applicable; and

(B) the shares of Series A Common Stock and Series C Common Stock that the Holder will receive upon settlement will not be entitled to participate in the distribution or transaction giving rise to such adjustment event (because such shares were not held by such holder on the record date corresponding to such distribution or transaction or otherwise), then the Company will adjust the number of shares of Series A Common Stock and/or the number of shares of Series C Common Stock, as applicable, deliverable as part of its Conversion Obligation with respect to the Security to reflect the relevant distribution or transaction.

(ii) If Combination Settlement applies to a Security, and, on any Trading Day during the Observation Period for such Security:

(A) shares of Series A Common Stock or Series C Common Stock are deliverable as part of the Daily Settlement Amount for such Trading Day;

(B) any event that requires an adjustment to the Series A Conversion Rate or the Series C Conversion Rate under Sections 10.05(a), (b), (c), (d) or (e) has occurred but has not yet resulted in an adjustment to the Series A Conversion Rate or the Series C Conversion Rate, as applicable; and

(C) the shares of Series A Common Stock and Series C Common Stock that the Holder shall receive as part of the Daily Settlement Amount for such Trading Day will not be entitled to participate in the distribution or transaction requires the adjustment (because such shares were not held by such holder on the record date corresponding to such distribution or transaction or otherwise), then the Company will adjust the number of shares of Series A Common Stock and/or the number of shares of Series C Common Stock, as applicable, deliverable as part of its Conversion Obligation with respect to such Trading Day to reflect the relevant distribution or transaction.

(h) Averaging of Prices. Whenever any provision of this Indenture requires the calculation of Last Reported Sale Prices, the Series A Daily VWAP or the Series C Daily VWAP or any functions thereof, over a span of multiple days, the Board of Directors will make appropriate adjustments to such prices, functions of such prices, the Series A

Conversion Rate, the Series C Conversion Rate, or the Conversion Obligation to account for any adjustment to the Series A Conversion Rate or Series C Conversion Rate that becomes effective, or any event requiring an adjustment to the Series A Conversion Rate or the Series C Conversion Rate in which the Ex-Dividend date of the event occurs, at any time during the period over which such average is to be calculated.

(i) Rights Plans. If the Company adopts a stockholder rights plan providing that each share of the Series A Common Stock or Series C Common Stock issued upon conversion of the Securities, at any time prior to the distribution of separate certificates representing the rights, will be entitled to receive the right (a “Stockholder Rights Plan”), then the Company will not adjust the Series A Conversion Rate or the Series C Conversion Rate, respectively, as a result of:

(1) the distribution of separate certificates representing the rights under a Stockholder Rights Plan;

(2) the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan; or

(3) the termination or invalidation of the rights under a Stockholder Rights Plan.

If, however, any event described in clauses (i), (ii) or (iii) of this Section 10.05(i) occurs prior to the Conversion Date for a Security, Holders will receive the rights issued to holders of the shares of Series A Common Stock or Series C Common Stock, as applicable, upon conversion, unless, prior to the Conversion Date for such conversion, the rights have separated from the Series A Common Stock or Series C Common Stock, as applicable. If the rights have separated from the Series A Common Stock or the Series A Common Stock, the Series A Conversion Rate or the Series C Conversion Rate, respectively, will be adjusted at the time of such separation as provided in this Section 10.05; provided that such adjustment shall be subject to readjustment upon the expiration, termination or redemption of such rights.

(j) Deferral of Adjustments. The Company need not adjust the Series A Conversion Rate or the Series C Conversion Rate unless such adjustment would require an increase or decrease in the Series A Conversion Rate or the Series C Conversion Rate of at least 1%; provided that, if an adjustment to either the Series A Conversion Rate or the Series C Conversion Rate is not made because the adjustment does not change the Series A Conversion Rate or the Series C Conversion Rate, as applicable, by more than 1% (after giving effect to any other adjustment not previously made but carried forward pursuant to this sentence), then all of the adjustments that have not been made and that are not made will be carried forward and taken into account in the first future adjustment that would result in an adjustment of at least 1% to the Series A Conversion Rate or the Series C Conversion Rate, as applicable. Notwithstanding the foregoing, all such carried forward adjustments not previously made shall be made on the 42nd Trading Day immediately preceding the Maturity Date and, thereafter, the Company shall not defer any adjustments to the Series A Conversion Rate or the Series C Conversion Rate pursuant to this Section 10.05(j).

(k) Simultaneous and Successive Adjustments.

In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.05(a), (b), (c) or (d), and the Ex-Dividend Dates (or, in the case of a Spin-off, the effective date of such a Spin-off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made, without duplication, by applying, first, the provisions of Section 10.05(a) (including the provision that limits some events solely to adjustment under such Section 10.05(a)), second, the provisions of Section 10.05(c), third, the provisions of Section 10.05(d) and, fourth, the provisions of Section 10.05(b).

After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(l) Voluntary Increases. From time to time, the Company may (but is not required to) increase the Series A Conversion Rate or the Series C Conversion Rate by any amount for a period of at least 20 Business Days if (i) such increase is irrevocable during such period and (ii) the Board of Directors determines that such increase is in the best interest of the Company and (iii) if any shares of the Company’s Capital Stock are listed on the NASDAQ Global Select Market or the NASDAQ Global Market, such increase does not violate any applicable NASDAQ rules. In addition, the Company may (but is not required to) increase the Series A Conversion Rate or the Series C Conversion Rate to avoid or diminish any income tax to holders of the Series A Common Stock or Series C Common Stock or rights to purchase either such series in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Series A Conversion Rate or the Series C Conversion Rate is increased pursuant to this Section 10.05(l), the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increase in the Series A Conversion Rate or Series C Conversion Rate, as applicable, takes effect. The notice shall state the increased Series A Conversion Rate or Series C Conversion Rate, as applicable, and the period for which the increased Series A Conversion Rate or Series C Conversion Rate will be in effect.

(m) No Other Adjustments. Except as specifically described in this Section 10.05, the Series A Conversion Rate and the Series C Conversion Rate will not be subject to adjustment in the case of any issuance of shares of the Series A Common Stock or the Series C Common Stock or any securities convertible into or exchangeable for shares of the Series A Common Stock or the Series C Common Stock or rights, options or warrants to purchase shares of the Series A Common Stock or the Series C Common Stock or any other convertible or exchangeable securities.

(n) Notice of Adjustment. Whenever the Series A Conversion Rate or the Series C Conversion Rate is adjusted, the Company shall promptly, and in no event later than the date of such adjustment, mail to Holders a notice of such adjustment. The Company shall also file with the Conversion Agent a notice, and with the Trustee, an Officers’ Certificate, briefly stating the facts requiring such adjustment and the Company’s manner of computing such adjustment. To the Trustee and the Conversion Agent, receipt of such notice of adjustment or

Officers’ Certificate, as applicable, shall be conclusive evidence that the adjustment is in effect and correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

Section 10.06 Notice of Certain Transactions. If:

(i) the Company takes any action that, pursuant to Section 10.05, would require an adjustment to the Series A Conversion Rate or the Series C Conversion Rate; or

(ii) the Company takes any action that, pursuant to Section 10.07, requires a supplemental indenture; or

(iii) there is a liquidation or dissolution of the Company,

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date, if applicable, and Ex-Dividend Date, if applicable, for the event that will require an adjustment to the Series A Conversion Rate or the Series C Conversion Rate pursuant to Section 10.05 and the proposed effective date for any combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution that requires an adjustment pursuant to Section 10.05 or a supplemental indenture pursuant to Section 10.07. The Company shall file and mail the notice at least 15 Scheduled Trading Days before such record date, Ex-Dividend Date or effective date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.07 Effect of Reclassification, Consolidation, Merger or Sale

(a) Upon the occurrence of

(i) any reclassification of the Series A Common Stock or Series C Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is provided pursuant to Section 10.05);

(ii) any transaction involving the Company subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of the Series A Common Stock and the Series C Common Stock immediately prior to such transaction do not receive securities, cash and/or other assets of the Company or any other Person);

(iii) a binding share exchange that reclassifies or changes the outstanding shares of Series A Common Stock or Series C Common Stock, or

(iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person,

and, in each case, holders of the outstanding Series A Common Stock or Series C Common Stock are entitled to receive cash, securities or other property or assets with respect to or in exchange for their shares of Series A Common Stock or Series C Common Stock, as applicable, in respect of such occurrence (any such event, a “Merger Event”), then on the effective date of the Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) and which shall provide that the Holders, in lieu of having the right to convert their Securities into shares of the Series A Common Stock or Series C Common Stock, as applicable, shall be entitled thereafter to convert each $1,000 principal amount of their Securities into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Series A Common Stock or Series C Common Stock, as applicable, equal to the Series A Conversion Rate or Series C Conversion Rate, as applicable, immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event (such property, the “Series A Reference Property,” or the “Series C Reference Property,” as applicable, and each “unit of Series A Reference Property” meaning the type and amount of Series A Reference Property that a holder of one share of the Series A Common Stock would have received and each “unit of Series C Reference Property” meaning the type and amount of Series C Reference Property that a holder of one share of the Series C Common Stock would have received); provided, however, that at and after the effective time of the Merger Event, the Conversion Obligation shall still be calculated and settled in accordance with Section 10.03, so that a converting Holder will receive:

(i) cash, in the amount otherwise payable in cash under Section 10.03,

(ii) if Physical Settlement or Combination Settlement applies, a number of units of Series A Reference Property equal to the number of shares of Series A Common Stock otherwise deliverable under Section 10.03, except that for this purpose, the Series A Daily VWAP or Last Reported Sale Price of the Series A Common Stock, as applicable, used to make the calculation required by Section 10.03 shall be deemed to equal the fair market value of one unit of Series A Reference Property (unless holders of the Series A Common Stock were not entitled to receive Series A Reference Property in such Merger Event, in which case the Company’s obligation to deliver shares of the Series A Common Stock will continue to be deliverable in shares of Series A Common Stock), and

(iii) if Physical Settlement or Combination Settlement applies, a number of units of Series C Reference Property equal to the number of shares of Series C Common Stock otherwise deliverable under Section 10.03, except that for this purpose, the Series C Daily VWAP or Last Reported Sale Price of the Series C Common Stock, as applicable, used to make the calculation required by Section 10.03 shall be deemed to be equal to the fair market value of one unit of Series C Reference Property (unless holders of the Series C Common Stock were not entitled to receive Series C Reference Property in such Merger Event (in which case the Company’s obligation to deliver shares of the Series C Common Stock will continue to be deliverable in shares of Series C Common Stock).

(iv) If, as a result of the Merger Event, each share of Series A Common Stock or Series C Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Series A Reference Property or Series C Reference Property, as applicable, into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Series A Common Stock or Series C Common Stock, as applicable, that affirmatively make such an election (the “Weighted Average Consideration”), and (ii) a unit of Series A Reference Property or unit of Series C Reference Property, as applicable, for purposes of this Section 10.07 shall refer to the consideration referred to in clause (i) attributable to one share of Series A Common Stock or Series C Common Stock, as applicable.

(v) The Company shall notify the Holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

In addition, the provisions of Section 10.07 shall successively apply to successive Merger Events.

(b) Notices.

(i) In the event that Securities become convertible into Series A Reference Property and Series C Reference Property pursuant to this Section 10.07, the Company shall notify the Trustee and issue a press release containing the relevant information and make such press release available on the Company’s website.

(ii) In the event the Company shall execute a supplemental indenture pursuant to this Section 10.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly describing the Merger Event and stating the type or amount of cash, securities, property and/or other assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Indenture have been complied with. Promptly, following the effective time of any such Merger Event, the Company shall issue a press release describing the type or amount of cash, securities, property and/or other assets that will comprise the Reference Property after any such Merger Event (and shall make the press release available on its website). Any failure to deliver such Officers’ Certificate or issue such press release shall not affect the legality or validity of such supplemental indenture.

Section 10.08 Adjustment to Conversion Rate Upon Certain Transactions.

(a) If, after the Issue Date, a Fundamental Change (any such event, a “Make Whole Fundamental Change”) occurs, and if a Holder elects to convert its Securities in connection with such Make Whole Fundamental Change (any conversion during the period begging with, and including, the date on which such Make Whole Fundamental Change occurs or becomes effective (the “Make Whole Fundamental Change Effective Date”) to, and including, the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date or, if there is no Fundamental Change Repurchase Date, the 35th Scheduled Trading Day immediately following the Make Whole Fundamental Change Effective Date, or, if earlier, the Maturity Date, will be deemed to be “in connection with” such Make Whole Fundamental Change, regardless of any other condition to conversion), the Company will increase the Series A Conversion Rate and the Series C Conversion Rate for Securities surrendered for conversion in connection with such Make Whole Fundamental Change by a number of additional shares of Series A Common Stock (the “Additional Series A Shares”) and a number of additional shares of Series C Common Stock (the “Additional Series C Shares”), each as described in this Section 10.08.

(b) The numbers of Additional Series A Shares and Additional Series C Shares to be added to the Series A Conversion Rate and the Series C Conversion Rate, respectively, in connection with a Make Whole Fundamental Change will be determined by reference to the tables below, based on the applicable Make Whole Fundamental Change Effective Date and the Basket Price for such Make Whole Fundamental Change.

(c) The following tables set forth Make Whole Fundamental Change Effective Dates and Basket Prices and the numbers of Additional Series A Shares and Additional Series C Shares by which the Series A Conversion Rate and the Series C Conversion Rate, respectively, will be increased for conversions in connection with such Make Whole Fundamental Change. The Basket Prices set forth in the first row of the tables (i.e., the column headers) will be adjusted on each date on which the Series A Conversion Rate or the Series C Conversion Rate is adjusted. The adjusted Basket Prices will be computed in accordance with the definition of Basket Price, except with the Series A Weighting and the Series C Weighting based upon the adjusted Series A Conversion Rate or Series C Conversion Rate. The numbers of Additional Series A Shares set forth in the first table below will be adjusted in the same manner and at the same time as the Series A Conversion Rate. The numbers of Additional Series C Shares set forth in the second table below will be adjusted in the same manner and at the same time as the Series A Conversion Rate.

	Basket Price and Additional Series A Shares
Effective Date	$23.08	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$75.00	$90.00	$115.00	$130.00	$160.00	$200.00

November 18, 2009	4.2390	4.2390	4.2390	4.2390	4.2390	3.4362	2.6743	1.9698	1.5315	1.0813	0.9020	0.6528	0.4458
November 15, 2010	4.2390	4.2390	4.2390	4.2390	4.1634	3.0204	2.3371	1.7158	1.3326	0.9402	0.7841	0.5665	0.3855
November 15, 2011	4.2390	4.2390	4.2390	4.2390	3.6450	2.6094	2.0055	1.4669	1.1377	0.8029	0.6695	0.4831	0.3273
November 15, 2012	4.2390	4.2390	4.2390	3.8924	3.1095	2.1806	1.6606	1.2079	0.9360	0.6599	0.5495	0.3945	0.2638
November 15, 2013	4.2390	4.2390	4.2390	3.2297	2.5152	1.7140	1.2927	0.9389	0.7297	0.5168	0.4312	0.3098	0.2065
November 15, 2014	4.2390	4.2390	3.4924	2.4185	1.8024	1.1791	0.8827	0.6460	0.5063	0.3616	0.3024	0.2178	0.1449
November 15, 2015	4.2390	4.2390	2.2661	1.3452	0.9162	0.5757	0.4404	0.3309	0.2618	0.1873	0.1564	0.1120	0.0735
November 15, 2016	4.2390	1.7398	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

	Basket Price and Additional Series C Shares
Effective Date	$23.08	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$75.00	$90.00	$115.00	$130.00	$160.00	$200.00

November 18, 2009	1.4130	1.4130	1.4130	1.4130	1.4130	1.1454	0.8914	0.6566	0.5105	0.3604	0.3007	0.2176	0.1486
November 15, 2010	1.4130	1.4130	1.4130	1.4130	1.3878	1.0068	0.7790	0.5719	0.4442	0.3134	0.2614	0.1888	0.1285
November 15, 2011	1.4130	1.4130	1.4130	1.4130	1.2150	0.8698	0.6685	0.4890	0.3792	0.2676	0.2232	0.1610	0.1091
November 15, 2012	1.4130	1.4130	1.4130	1.2975	1.0365	0.7269	0.5535	0.4026	0.3120	0.2200	0.1832	0.1315	0.0879
November 15, 2013	1.4130	1.4130	1.4130	1.0766	0.8384	0.5713	0.4309	0.3130	0.2432	0.1723	0.1437	0.1033	0.0688
November 15, 2014	1.4130	1.4130	1.1641	0.8062	0.6008	0.3930	0.2942	0.2153	0.1688	0.1205	0.1008	0.0726	0.0483
November 15, 2015	1.4130	1.4130	0.7554	0.4484	0.3054	0.1919	0.1468	0.1103	0.0873	0.0624	0.0521	0.0373	0.0245
November 15, 2016	1.4130	0.5799	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(i) If the exact Basket Prices and Make Whole Fundamental Change Effective Dates are not set forth in the tables above, then (i) if the Basket Price is between two listed Basket Prices or the Make Whole Fundamental Change Effective Date is between two listed dates in the table, then the number of Additional Series A Shares and the number of Additional Series C Shares issued upon conversion of the Securities will be determined by a straight-line interpolation between the number of Additional Series A Shares and the number of Additional Series C Shares, respectively, set forth for the higher and lower listed Basket Prices in the applicable table and the two Make Whole Fundamental Change Effective Dates in the applicable table, based on a 365-day year.

(ii) If the Basket Price is greater than $200.00, subject to adjustment as set forth herein, neither the Series A Conversion Rate nor the Series C Conversion Rate will be adjusted.

(iii) If the Basket Price is less than $23.08, subject to adjustment as set forth herein, neither the Series A Conversion Rate nor the Series C Conversion Rate will be adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of Series A Common Stock or Series C Common Stock issuable upon the conversion of each $1,000 principal amount of Securities exceed 32.4991 or 10.8330, respectively, in each case subject to adjustment in the same manner and at the same time as the Series A Conversion Rate and the Series C Conversion Rate, respectively, under Section 10.05

(d) If a Holder converts a Security in connection with a Make Whole Fundamental Change, the Company will settle such the conversion of such Security in accordance with Section 10.03; provided, however, that if holders of the Series A Common Stock and holders of the Series C Common Stock receive only cash in consideration for their shares of Series A Common Stock or Series C Common Stock, respectively, in connection with a Make Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, then, notwithstanding Section 10.03, the Company will, on the third Business Day immediately following the Conversion Date for a Security surrendered for conversion in connection with a Make Whole Fundamental Change, settle such conversion solely in an amount of cash equal to the sum of (i) the product of (A) the Series A Conversion Rate (including any Additional Series A Shares added to the Series A Conversion Rate pursuant to this Section 10.08) and (B) the Series A Share Price for such Make Whole Fundamental Change and (ii) the product of (A) the Series C Conversion Rate (including any Additional Series C Shares added to the Series C Conversion Rate pursuant to this Section 10.08) and (B) the Series C Share Price for such Make Whole Fundamental Change, multiplied by the fraction, the numerator of which equals the principal amount of such Securities to be converted, and the denominator of which equals $1,000.

(e) Upon the occurrence of a Make Whole Fundamental Change, not later than the Make Whole Fundamental Change Effective Date, the Company shall mail to the Holders and the Trustee a notice describing the Make Whole Fundamental Change and the Holders’ rights to Additional Series A Shares and Additional Series C Shares. The Company shall also issue a press release and make the press release available on its website as soon as practicable after it first determines the anticipated Make Whole Fundamental Change Effective Date.

Section 10.09 Miscellaneous.

(a) Conversion Restriction. Notwithstanding anything to the contrary in this Indenture, in no event may Goldman, Sachs & Co. exercise any conversion right with respect to the Securities to the extent that such exercise would cause Goldman, Sachs & Co., together with (i) any of its affiliates subject to aggregation with it for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and (ii) all other persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Goldman Sachs & Co., to have the power to vote or dispose of more than 9.9% of either (i) the outstanding Series A Common Stock, or (ii) the outstanding Series C Common Stock. The Trustee shall have no responsibility for complying with or enforcing this Section 10.09(a).

(b) Calculations. All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

(c) Company Determination Final. Any determination and/or calculation that the Company or the Board of Directors must make pursuant to this Article 10 is conclusive, absent manifest error.

(d) Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.09 as the Trustee.

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01 Payment of Interest.

(a) The Company shall pay interest on the Securities at a rate of 4 1/2% per annum, payable semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing May 15, 2010. Interest on a Security shall be paid to the Holder of such Security at the Close of Business on May 1 or November 1 (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security. If the Conversion Date for a Security occurs after a Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Security on such Record Date notwithstanding the conversion of such Security.

Section 11.02 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 11.02(a) or (b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Securities are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

(c) Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and, to the extent applicable, Section 2.06 and Section 2.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Liberty Global, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Facsimile: (303) 220-6601

Attention of: Bernard Dvorak, Senior Vice President and Co-Chief Financial Officer

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

Law Debenture Trust Company of New York

400 Madison Avenue

New York, New York

Facsimile: (212) 750-1361

Attention: Corporate Trust Office

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.

Section 12.05 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07 Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 12.08 Governing Law. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE ANY PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.10 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities shall bind their respective successors.

Section 12.11 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.12 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.13 Force Majeure. The Trustee, Registrar, Paying Agent, and Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.14 Submission to Jurisdiction. The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

IN WITNESS WHEREOF, LIBERTY GLOBAL, INC. has caused this Indenture to be duly executed as a deed the day and year first before written.

LIBERTY GLOBAL, INC.

By:	/s/ Bernard G. Dvorak
Name:	Bernard G. Dvorak
Title:	Senior Vice President and Co-Chief Financial Officer

Indenture

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as trustee

By:	/s/ Anthony A. Bocchino, Jr.
Anthony A. Bocchino, Jr.
Vice President

Indenture

EXHIBIT A

FORM OF SECURITY

[FORM OF FACE OF SECURITY]

[Include the following legend for Global Securities only (the “Global Securities Legend”):]

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Securities that are Restricted Securities (the “Restricted Securities Legend”):]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY AND THE SHARES OF SERIES A COMMON STOCK AND SERIES C COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE SECURITIES.

No.: [            ]

CUSIP: [            ]

ISIN: [            ]

Principal Amount $[        ]

as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto

Liberty Global, Inc.

4 1/2% Convertible Senior Notes due 2016

Liberty Global, Inc., a Delaware corporation, promises to pay to [            ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[        ] on November 15, 2016 (the “Maturity Date”).

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

LIBERTY GLOBAL, INC.

By:
Name:	Bernard G. Dvorak
Title:	Senior Vice President and Co-Chief Financial Officer
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Name:	Antony A. Bocchino, Jr.
Title:	Vice President
Dated:

[FORM OF REVERSE OF SECURITY]

4 1/ 2% Convertible Senior Notes due 2016

1. Interest

This Security shall bear cash interest at the rate of 4 1/2% per annum. Interest on this Security shall accrue from November 18, 2009 (the “Issue Date”) or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2010, at Maturity, and in connection with any repurchase of this Security by the Company pursuant to any Fundamental Change Repurchase Notice with respect thereto, to the Holder of record of this Security at the Close of Business on the May 1 or November 1 immediately preceding such Interest Payment Date (or to the Holder of record of this Security on the Fundamental Change Repurchase Date or Maturity Date, as applicable). Each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, as applicable. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Security upon its Maturity Date, conversion or repurchase by the Company, including a repurchase at the option of the Holder upon a Fundamental Change in accordance with Paragraph 5 hereof.

Interest on Securities converted after a Record Date, but prior to the corresponding Interest Payment Date, will be paid to the Holder of the Securities on the Record Date, but upon such conversion, the Holder must pay the Company the interest which has accrued and will be paid by the Company on such Interest Payment Date. No such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date or (2) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities; and (3) if such Securities are surrendered for conversion after the Close of Business on the Record Date for the payment of interest on the Securities at Maturity.

2. Method of Payment.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided herein and in the Indenture. The Company will pay interest (including Additional Interest, if any, but excluding Defaulted Interest) on the principal amount of the Securities on each May 15 and November 15 to the Persons who are registered Holders of Securities at the Close of Business on the May 1 and November 1 immediately preceding the Interest Payment Date even if Securities are canceled or repurchased after such Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Global Security registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder. The Company will make all payments in respect of a Certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee. At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $1,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder. If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent, Conversion Agent and Registrar.

Initially, Law Debenture Trust Company of New York will act as the Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their affiliates may act as Paying Agent, Conversion Agent or Registrar.

4. Indenture.

The Company issued the Securities under an Indenture dated as of November 18, 2009 (as may be amended or supplemented from time to time in accordance with terms thereof, the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured and unsubordinated obligations of the Company limited to an aggregate principal amount of not more than $935,000,000. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Purchase By the Company at the Option of the Holder upon a Fundamental Change.

(a) At the option of the Holder, and subject to the terms and conditions of the Indenture, if a Fundamental Change occurs, each Holder of Securities will have the right, at its option, to require the Company to repurchase for cash all of its Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Securities to be repurchased plus accrued and unpaid interest (including Additional Interest), if any, to (but excluding) the Fundamental Change Repurchase Date. To exercise the repurchase right, the Holder must deliver, on or before the Close of Business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, written notice to the Trustee of such Holder’s exercise of its repurchase right, together with the Securities with respect to which the right is being exercised. Subject to such Holder’s satisfaction of certain requirements in the Indenture, the Company is required to repurchase the Securities on a date specified by the Company that is no fewer than 20 Business Days and no more than 45 Business Days after the date the Fundamental Change Notice is delivered by the Company.

(b) Holders have the right to withdraw any Fundamental Change Repurchase Notice delivered pursuant to Paragraph 5(a) above by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security.

6. Conversion.

(a) Holders may surrender Securities, in integral multiples of $1,000 principal amount, for conversion into cash, shares of Series A Common Stock and Series C Common Stock, or a combination of cash and shares of Series A Common Stock and Series C Common Stock, at the Company’s discretion, together with a cash payment to account for any fractional shares, until the second Scheduled Trading Day immediately preceding the Maturity Date. The initial conversion rate is 28.2602 shares of Series A Common Stock and 9.4201 shares of Series C Common Stock per $1,000 principal amount of Securities, in each case subject to adjustment in certain events described in the Indenture.

(b) To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below or as provided by the Conversion Agent (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) surrender the Security to the Conversion Agent (if the Security is certificated); (3) furnish appropriate endorsements and transfer documents; and (4) pay any transfer or similar tax, if required. If a Holder holds a beneficial interest in a Global Security, such Holder must also comply with any procedure of DTC applicable to the conversion of a beneficial interest in such Global Security.

(c) A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of the Series A Common Stock or the Series C Common Stock, except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued and unpaid interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder cash, shares of Series A Common Stock and Series C Common Stock, or a combination of cash and shares of Series A Common Stock and Series C Common Stock, at the Company’s discretion, together with a cash payment to account for any fractional shares. Accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited. The Company will not adjust the Series A Conversion Rate or the Series C Conversion Rate to account for accrued and unpaid interest.

7. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased).

8. Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding by the Company and the Trustee. The Company and the Trustee may also amend or supplement the Indenture or the Securities without the consent of any Holder so long as such changes, other than those in clause (2) below, do not materially and adversely affect the interests of the Holders: (1) to cure any ambiguity, omission, defect or inconsistency; (2) to provide for the assumption of the Company’s obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture; (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; (4) to provide any security for or guarantees of the Securities; (5) to comply with any requirement to effect or maintain the qualification of the Indenture under the TIA; (6) to add covenants that would benefit the Holders or to surrender any rights the Company has under the Indenture; (7) to add events of default with respect to the Securities; (8) to add circumstances under which the Company will pay additional interest on the Securities; (9) to make any change that does not adversely affect any outstanding Securities in any material respect; or (10) to conform the provisions of the Indenture or the Securities to the Description of Notes contained in the Offering Circular.

9. Defaults and Remedies

Each of the following is an Event of Default under the Indenture: (1) the Company defaults in any payment of interest (including any Additional Interest or Extension Fee) due and payable on the Securities, and such default continues for a period of 30 days; (2) the Company defaults in the payment of all or any part of the principal on the Securities and accrued and unpaid interest when the same becomes due and payable at the Maturity Date or upon required repurchase on a Fundamental Change Repurchase Date; (3) the Company fails to provide a Fundamental Change Notice or a notice of a Make Whole Fundamental Change; (4) the Company defaults in its obligation to deliver the shares of Series A Common Stock, Series C Common Stock and/or cash as required to be delivered upon conversion of any Securities; (5) the Company or any of its Significant Subsidiaries defaults under any instrument or instruments evidencing indebtedness (other than the Securities) having an outstanding principal amount of

$100,000,000 (or its equivalent in any other currency or currencies) or more that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity; (6) default in the payment of any of the Company’s or any of its Significant Subsidiaries’ indebtedness for money borrowed in an aggregate principal amount exceeding $100,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable at final maturity; (7) the Company defaults in its performance of any covenant or agreement in respect of the Securities or the Indenture for 60 days after it receives from the Trustee, or it and the Trustee receive from the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, a written notice of such default; (8) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; (D) makes a general assignment for the benefit of its creditors; or (E) takes any comparable action under any foreign laws relating to insolvency; or (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its or any of its Significant Subsidiaries’ property; (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or (D) grants any similar relief under any foreign laws; and in each such case the order or decree remains unstayed and in effect for 60 days.

The Indenture provides that if an Event of Default (other than an Event of Default specified in Sections 6.01(viii) or 6.01(ix) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest (including Additional Interest), if any, on the Securities to be due and payable immediately. If an Event of Default specified in Sections 6.01(viii) or 6.01(ix) of the Indenture with respect to the Company occurs and is continuing, the principal amount plus accrued and unpaid interest, if any, on the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. For the avoidance of doubt, an Event of Default specified in Section 6.01(viii) or 6.01(ix) with respect to one or more significant subsidiaries of the Company, but not with respect to the Company, shall not be subject to the provisions of the immediately preceding sentence. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission is before any judgment or decree has been obtained and if all existing Events of Default have been cured other than nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest), if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

10. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

12. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not The Trustee.

13. Calculations in Respect of Securities.

The Company will be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the market prices of the Series A Common Stock and Series C Common Stock and any accrued interest payable on the Securities.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.

14. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Security.

16. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. GOVERNING LAW.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Additional Interest; Extension Fee.

Holders shall be entitled to payments of Additional Interest or Extension Fees to the extent set forth in the Indenture.

In the event that the Company is required to pay Additional Interest or Extension Fees to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Extension Fee no later than three Business Days prior to date on which any such Additional Interest or Extension Fee is scheduled to be paid. Such notice shall set forth the amount of Additional Interest or Extension Fee to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Extension Fee is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Extension Fee owed, or with respect to the method employed in such calculation of the Additional Interest or Extension Fee.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Liberty Global, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Bernard Dvorak – Senior Vice President and Co-Chief Financial Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

CONVERSION NOTICE

To convert this Security into shares of Series A Common Stock of the Company and shares of Series C Common Stock of the Company, check the box  ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal amount of Global Security:

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

4 1/2% Convertible Senior Notes due 2016

Transfer Certificate

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $         principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐ A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

☐ The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐ The transferee is an Affiliate of the Company.

DATE:

Signature(s)

B-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

RESTRICTED STOCK LEGEND

Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 4 1/2% CONVERTIBLE SENIOR NOTES DUE 2016; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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